SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
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/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    INTERDIGITAL COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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   pursuant to Exchange Act Rule 0-11:*

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


                     INTERDIGITAL COMMUNICATIONS CORPORATION
                                781 Third Avenue
                    King of Prussia, Pennsylvania 19406-1409


                    Notice of Annual Meeting of Shareholders
                             to be held June 1, 2000


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of InterDigital Communications Corporation (the "Company") will be held at the Radisson Hotel, King of Prussia, Pennsylvania, on June 1, 2000, at 1:30 p.m. local time, for the following purposes:

     1.   To elect two directors of the Company;

     2. To approve the adoption of the Company's 2000 Stock Award and Incentive Plan.

     3. To ratify the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 2000;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof

     Only holders of record of Common Stock at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.


                                            By Order of the Board of Directors


                                            William J. Merritt, Secretary

April 27, 2000

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                                 PROXY STATEMENT

     The Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders. The Meeting will be held at the Radisson Hotel, King of Prussia, Pennsylvania on June 1, 2000. The proxies may also be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying proxy will be first sent or given to shareholders on approximately April 27, 2000. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.

     Only holders of record of shares of Common Stock at the close of business on April 17, 2000 are entitled to vote at the Meeting or any adjournments or postponements of the Meeting. On that date there were 53,284,447 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes may not be cumulated in the election of directors. Holders of the Company's $2.50 Cumulative Convertible Preferred Stock are not entitled to vote at the Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Meeting. Directors are elected by a plurality vote and approval of all other matters presented at the Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted at the Meeting. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

     A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with shareholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be


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


voted FOR the election of the nominees named below as directors, FOR the approval of the Company's 2000 Stock Option Award and Incentive Plan and FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants to examine the financial statements of the Company for the year ending December 31, 2000, and by the proxies in their discretion on any other matters to come before the Meeting. Any proxy given may, however, be revoked by the shareholder executing it at any time before it is voted by a later dated proxy, written revocation sent to the Secretary of the Company or attendance at the Meeting and voting in person.

     The cost of solicitation of proxies by the Board of Directors of the Company (the "Board") will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Board presently consists of six members, divided into three classes each having a term of three years. The Board has nominated two current directors for election at the Meeting for a term expiring at the year 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. We have no reason to believe that the named nominees will be unavailable to serve if elected. However, if either of the nominees is unavailable to serve for any reason, the proxies may be voted for another person nominated as a substitute by the Board. Four incumbent directors will continue to serve as directors following the Meeting as set forth below,


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


with two directors having a term expiring at the year 2001 Annual Meeting of Shareholders and two directors having a term expiring at the 2002 Annual Meeting of Shareholders.

     The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

                 Nominees for Election to the Board of Directors
                 Three Year Term Expiring at 2003 Annual Meeting

     D. RIDGELY BOLGIANO, 67, has been a director of the Company since 1981. He has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since May 1996. He has been affiliated with the Company in various capacities since 1974.

     MARK GERCENSTEIN, 48, became a director of the Company in April 2000, when he also became Chief Executive Officer of InterDigital. He served as a Vice President of Motorola's Fixed Wireless Broadband Systems Group from August 1999 to April 2000, directing business development activities. Prior thereto he was Senior Vice President of Iridium LLC, heading global business operations of the global satellite telecommunications system from July 1993 to June 1999.

             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2002 Annual Meeting

     HARRY G. CAMPAGNA, 61, Chairman of the Board, has been a director of the Company since April 1994. Mr. Campagna has been the President, Chief Executive Officer and Chairman of the Board of Qualitex Co. for more than the past five years. Qualitex is a manufacturer of press pads and related items for the garment, apparel and textile industries.

     STEVEN T. CLONTZ, 49, became a director of the Company in April 1998. In January 1999 Mr. Clontz became President and Chief Executive Officer of StarHub Pte., Ltd., a full telecommunications wireline and wireless carrier located in Singapore. He has also served as a director of StarHub since 1999. He was President and Chief Executive Officer of IPC Information Systems, Inc., an AMEX listed company headquartered in New York which develops, manufactures and sells specialized telecommunications products and services to the financial trading industry, and served on the Board of Directors of IPC Information Systems from December 1995 to December 1998. Mr. Clontz was employed at BellSouth International, Inc. from September 1987 to December 1995 where from July 1992 he served as President, Asia Pacific Region, directing business development and investments in that region.

             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2001 Annual Meeting

     ROBERT S. ROATH, 57, has been a director of the Company since May 1997. Mr. Roath was Chief Financial Officer and Senior Vice President of RJR Nabisco Inc. from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a part-time consultant and Chairman of the Advisory Board to L.E.K. Consulting, a shareholder value consulting firm, since May 1997. Mr. Roath is also a member of the Advisory Board to the Roundabout Theatre, a New York City not-for-profit classic theater and is a member of the advisory board of the Robert H. Smith School of Business at University of Maryland.

     JOSEPH S. COLSON, JR., 52, became a director of the Company in April 1998. Mr. Colson has been President of Colson Consulting, Inc., a private consulting firm located in Cary, North Carolina since July 1998. He retired as President of International Regions & Professional Services at Lucent Technologies, Inc. in April 1998, where he was responsible for sales of network systems products and services to global service providers since June 1997. He served as President of the AT&T Customer Business Unit at Lucent from January 1996 to June 1997 and as President of the AT&T Affiliates unit (renamed Communications Services Applications) of Network Systems from April 1993 to January 1996. Mr. Colson has been a director of Crescent State Bank since December 1998. He is also on the Board of Trustees of North Carolina State Engineering Foundation, which supports the School of Engineering at North Carolina State University, his alma mater.

                           Committees and Meetings of
                             the Board of Directors


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


     The Company's Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Finance and Investment Committee and a Nomination and Search Committee.

     The Audit Committee's principal functions are to recommend the selection of the independent accountants, approve the scope of the audit and specification of non-audit services provided by such accountants and the associated fees for such services and review audit results. Additionally the Committee reviews internal accounting procedures and related controls and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Audit Committee are Mr. Roath, Chairman, Mr. Colson and Mr. Clontz. During 1999, the Audit Committee held two meetings.

     The Company's Compensation and Stock Option Committee (the "Compensation Committee") currently consists of Mr. Campagna, Chairman and Mr. Roath. The Compensation Committee held five meetings in 1999. Its responsibilities include fixing compensation, bonus awards and similar matters and granting awards under the restricted stock and stock option plans of the Company.

     The Company's Nomination and Search Committee consists of Mr. Campagna, Chairman, Mr. Clontz, and Mr. Roath. The Nomination and Search Committee held two meetings in 1999. Its functions include reviewing and making recommendations to the full Board concerning nominees for directors. Although the Nomination and Search Committee will consider nominees recommended by shareholders, there are no formal procedures for such recommendations.

     The Board met eleven times during 1999. During 1999, each of the above incumbent directors attended at least 75% of the meetings of the Board and the committees on which they serve.

                            Compensation of Directors

     Each member of the Board who is not an officer or employee of the Company (an "Outside Director") is entitled, upon his election at the Annual Meeting of Shareholders, to receive an annual grant of non-qualified stock options to purchase shares of Common Stock under the Company's 1997 Stock Option Plan for Outside Directors. These options are granted automatically in an amount equal to 16,000 multiplied by the number of years remaining in the Director's term in office at an exercise price equal to the fair market value of the Common Stock on the date of


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


grant. The options vest annually on the date of each year's Annual Meeting of Shareholders at the rate of 16,000 shares per year commencing on the date of the Annual Meeting following the Annual Meeting of Shareholders at which the options were granted. Prorated option grants are made to persons who served for a partial year. The Board has recently reduced the amount of the annual automatic grant from 16,000 to 10,000 shares per year and currently intends to authorize the automatic grants under the 2000 Plan if the plan is approved by shareholders at this year's Annual Meeting.

     Outside Directors are also entitled to an annual monetary director fee of $15,000 for a full calendar year of service. A pro rata portion of the $15,000 fee is paid for service of less than a full year. Payment of fees may be made, at the election of each Director, on January 15 of each year, quarterly or deferred. The Company also reimburses Outside Directors for certain expenses incurred in attending Board and committee meetings and travel on behalf of the Company.

     In connection with his service as Chairman of the Board, Mr. Campagna was also awarded 40,000 shares of restricted stock in 1999 under the Company's 1999 Restricted Stock Plan. These shares vest at the 2002 Annual Meeting of Shareholders. As part of a program to attract and retain Board members, the remaining Board members also received grants of restricted stock in 1999 as follows: Mr. Bolgiano -9,583 shares; Mr. Colson -12,000 shares, Mr. Clontz -12,000 shares, Mr. Roath -12,000 shares. All of Mr. Bolgiano's restricted stock vest three years from the date of grant. Messrs. Colson's and Roath's shares vest as follows: 6,000 at the 2001 Annual Meeting and 6,000 at the 2004 Annual Meeting provided in each case such person is re-elected as a director. Mr. Clontz's options vest: 6,000 at the 2002 Annual Meeting and 6,000 at the 2005 Annual Meeting. All such shares of restricted stock granted to directors have a tax gross-up feature to encourage retention of the shares.

                          Compliance with Section 16(a)
                     of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 1999, the Reporting Persons complied with Section 16(a) filing requirements.

     Under the rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee Report on Executive Compensation below and the Shareholder Return Performance Graph appearing on page __ of this Proxy Statement are not to be deemed to be "soliciting material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Shareholder Return Performance Graph shall not be incorporated by reference in such filings.

                             Executive Compensation
             Compensation Committee Report on Executive Compensation

General

                                     General

The Company's Stock Option and Compensation Committee (the "Committee") has overall responsibility for the implementation of executive compensation and benefit programs of the Company. The Committee's primary responsibilities include: adopting compensation plans, setting annual salary, bonus and other direct or indirect benefits of executive officers and other members of management, and administering Company stock option, restricted stock and bonus plans including the grant of awards under such plans to all eligible employees.

Compensation Philosophy

One of the most important duties of this Committee is to determine the compensation of the Company's executive officers with the goal of ensuring that shareholder value serves as a primary driver and motivator of executives. Accordingly, the Committee's philosophy is to ensure that the Company's executive compensation is shareholder focused, appropriate and competitive.

In determining the amount and composition of executive compensation for the Named Officers, and in compliance with its independent oversight responsibilities, the Committee is guided by the following objectives: to assist the Company to attract and retain qualified executives in a highly competitive industry; to reward executives consistent with the Company's performance; to recognize individual performance and responsibility; to strengthen the mutuality of interest between executives and the Company's shareholders; and to drive long-term performance. The principal elements of executive compensation are: base salaries, annual incentive compensation and long-term stock-based compensation. Executive benefits and perquisites have not historically been a significant component of InterDigital's executive compensation, although as part of its overall strategy the Committee is focused on providing competitive benefits to meet the health, welfare and retirement needs of all employees.

The Company did not have a Chief Executive Officer during 1999. Therefore, this report is limited to compensation of the Company's other executive officers.

Base Salary

The Company's policy is to set base salaries for each executive officer positioned in the upper middle range of scales for equivalent jobs with other similarly situated industrial employers. Annual base salaries are reviewed from time to time with the assistance of outside compensation consultants and available marketplace competitive data.

Annual Performance-Based Compensation

In 1999, the Committee adopted a bonus plan which provides for the payment of annual incentives to employees, including the Named Officers, based on two factors: the Company's results measured against its pre-set business goals and individual performance ratings. Each executive officer was assigned a target percentage of salary (targets at 50% of salary in the case of the President and 40% of salary in the case of the other Named Officers.) Under the plan up to 30% of the executive's bonus may be paid in restricted stock. Achievement of all goals results in payment of the target bonus. If actual results vary from the goals set, the bonus paid will be adjusted up or down based on a pre-set formula to reflect the variation from goals. The adoption of this plan was part of an overall strategy to create an environment of collective effort towards common goals, to give employees a stake in the performance of the Company and to appropriately reward employees when Company performance meets its desired objectives.

Based on the Company's performance, actual bonuses paid to executives in 1999 relative to 1999 performance exceeded 100% of the executives' target bonuses. In keeping with the Committee's philosophy to give executives more of a stake in the performance of the Company, while adding an equity retention feature, the full 30% of each executive's awards were made in the form of restricted stock. These shares are restricted as to transferability generally for a two-year period, but are not forfeitable. The Committee increased the amount of cash bonus payable by an amount sufficient to cover the income taxes on the restricted stock plus income tax payable on the Company's tax payment.

During 1999, the Committee engaged Pearl Meyer & Partners, Inc. to re-assess the competitiveness of InterDigital's executive compensation program for select senior level positions (including the Named Officers) and to provide recommendations for modifying the program to ensure the Company could attract, motivate and retain appropriate personnel to key positions in the Company while ensuring that the compensation method would drive shareholder value. This comprehensive review of the Company's compensation program is continuing.

Equity Incentives

Stock options and restricted stock have been utilized as long-term incentives. Both derive value from increases in the Company's stock value. In the case of options granted at 100% of fair market value, the optionee will realize no value from exercising the option unless the Company's stock price has increased since the date of grant. All incentive stock options and non-qualified stock options, except those issued in lieu of other forms of compensation to conserve cash, have been granted at 100% of the fair market value at the date of grant. Stock options generally vest over three years and expire ten years from the date of grant. Those Named Officers who received stock options in 1999 were granted them in conjunction with promotions and with the filing or the granting of patent applications pursuant to the Company's stock option award policy for inventors. While the Company has used a number of stock option plans, the Board is currently proposing the shareholders approve the adoption of a consolidated plan.

In 1999, the Committee used restricted stock as a component of executive incentive compensation. Restricted stock grants were made to all executives (including the Named Officers). Such grants were intended to further align executive interests with those of the shareholders and to encourage retention. The restricted stock awards made to executives in 1999 vest three years from the date of grant and are forfeitable if the executive leaves the Company. The awards also have a tax gross-up feature (which the Company intends to convert to an award of restricted stock units.) The gross-up is designed to provide cash to pay the taxes due when the restrictions lapse so the stock does not have to be sold to generate cash for such purposes. (As discussed above, shares restricted as to transferability were also granted as part of executives' bonuses for performance in 1999.) The Committee may elect, from time to time, to grant restricted stock to executives under the 2000 Stock Awards and Incentive Plan and the 1999 Restricted Stock Plan.

In implementing compensation policies, plans, and programs, the Committee will consider the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company's tax deduction for compensation to its Chief Executive Officer and four other most highly compensated


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


executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company's compensation policies and programs. To this end, the 2000 Stock Award and Incentive Plan is being submitted to shareholders in order that annual incentive awards, stock options, and certain other awards under the plan can qualify as "performance-based compensation" that will remain fully deductible by the Company. The Committee retains the flexibility, however, to enter into arrangements that may result in non-deductible compensation to executive officers.

COMPENSATION AND STOCK OPTION COMMITTEE:

                                            Harry G. Campagna
                                            Robert S. Roath

April 10, 2000


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


Summary Compensation Table

     The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's former President and current Interim President, each of whom acted in a capacity similar to that of a Chief Executive Officer during the fiscal year ended December 31, 1999, and (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 in 1999 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1997, 1998 and 1999.


                                            Annual Compensation                     Long-Term Compensation
                            --------------------------------------------------     ------------------------
                                                                                                                  All
                                                                     Other         Restricted    Securities      Other
                                                                     Annual          Stock       Underlying     Compen-
Name and                    Fiscal                                Compensation       Awards        Options       sation
Principal Position           Year     Salary ($)     Bonus (1)       ($)(2)          ($)(3)          (#)          (4)
------------------          ------    ----------     ---------    ------------     ----------    ----------     --------
Howard E. Goldberg           1999      $249,167       $171,526    $      0           $120,000             0      $  3,579
  Interim                    1998      $206,667       $180,000    $      0           $      0             0      $  3,419
  President(5)               1997      $190,000       $      0    $      0           $      0        75,000      $  3,905

Mark Lemmo                   1999      $210,000       $105,441    $      0           $105,000         1,500      $  2,905
  Executive Vice             1998      $183,333       $ 73,333    $      0           $      0             0      $  1,983
  President                  1997      $170,000       $      0    $222,522 (6)       $      0       136,500      $  2,175

Charles R. Tilden            1999      $190,000       $ 96,330    $      0           $ 94,998             0      $  3,121
  Executive Vice             1998      $180,000       $ 72,000    $      0           $      0             0      $  3,292
  President                  1997      $155,000       $      0    $      0           $      0        75,000      $  1,534

William J. Merritt           1999      $164,167       $ 91,921    $      0           $ 90,000       100,000      $  2,469
  Executive VP,              1998      $136,667       $102,500    $      0           $      0             0      $  2,402
  General Counsel            1997      $125,000       $      0    $      0           $      0        45,000      $  2,056
  and Secretary

Richard J. Fagan             1999      $164,167       $ 91,260    $      0           $ 90,000        50,000      $  2,729
  Executive VP,              1998      $ 20,000       $  5,000    $      0           $      0        50,000      $     48
  Chief Financial
  Officer (7)

William A. Doyle             1999      $201,040       $136,895    $      0           $      0             0      $101,709
  President                  1998      $238,333       $119,167    $      0           $      0             0      $  2,510
  (until Sept. 1999)         1997      $220,000             $0    $      0           $      0       200,000      $  2,432

----------

(1) Amounts listed as bonuses for fiscal 1999 were accrued but not paid until 2000 for each Named Officer.

(2) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(3) At December 31, 1999, each of the following Named Officers owned the following number of shares of restricted stock with the following values:
     Mr. Goldberg, 20,000 shares, $1,500,000; Mr. Lemmo, 17,500 shares, $1,312,500; Mr. Tilden, 15,833 shares, $1,187,475; Mr. Merritt, 15,000 shares, $1,125,000; Mr. Fagan, 15,000 shares, $1,125,000. The grantees of the restricted stock have the right to receive dividends.

(4) Amounts listed under "All Other Compensation" for 1999 represent the dollar value of insurance premiums with respect to term life insurance (Doyle $921; Goldberg $1,125; Lemmo $405; Tilden $621; Merritt $325; Fagan $325)
     and 401(k) matching (Doyle $1,959; Goldberg $2,454; Lemmo $2,500; Tilden $2,500; Merritt $2,144; Fagan $2,404); except that the amount listed for Mr. Doyle also represents a salary continuation payment of $73,959 and a vacation pay-out of $24,870.

(5) Mr. Goldberg served as Executive Vice President of the Company until September 1999 when he was named Interim President.

(6) Amount listed represents commissions related to various transactions completed in 1996 but not paid until 1997 and a transaction completed in 1997.

(7)  Mr. Fagan joined the Company as CFO in November 1998.


     Each of the current Named Officers has entered into an employment agreement with the Company (the "Employment Agreements") that provides severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements generally provide that the Company may enforce up to a one year covenant not to compete by paying severance of up to one year's salary and one year's continuation of medical and dental benefits during which time the individual is subject to non-compete provisions. The Employment Agreements also provide a one year covenant-not-to-compete without payment of severance following termination by the Company for "cause", as defined in the Agreements. In addition, in the event of a termination within one year after a change of control, which is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company or a sale of substantially all the assets of the Company, the employee would generally receive two years salary and the immediate vesting of all stock options and restricted stock. The Agreements also provide that if any amount payable to the officers is subject to a federal exise tax imposed on "excess parachute payments", the officer shall be entitled to a cash payment sufficient to indemnify him for such tax. If the proposed 2000 Stock Award and Incentive Plan is approved by shareholders, the Company intends to amend the Employment Agreements to conform the definition of change of control to that contained in the 2000 Plan.

     In connection with his resignation from the Company in September 1999, Mr. Doyle executed a Separation and Confidentiality Agreement. The Agreement provides, in part, for salary continuation ($275,000 per annum) for thirteen months, a bonus payment which was paid in February 2000 and the continuation of medical and dental benefits which ceased when he became eligible to participate in a new employer's plan. In addition, the termination dates of certain of Mr. Doyle's stock options were extended.

     The Employment Agreements (originally executed between October 1996 and November 1998) provide for the payment of annual salaries to said Executive Officers which may be increased from time to time. Current salaries paid pursuant to the Employment Agreements are: Goldberg $286,200; Lemmo $222,600; Merritt $190,800; Fagan $190,800 and Tilden, $201,600.

Stock Options Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 1999 and unexercised stock options held by them at the end of fiscal 1999.


                                                  Individual Grants                            Potential Realizable
                           -------------------------------------------------------------         Value at Assumed
                           Number of        Percent of                                         Annual Rates of Stock
                           Securities     Total Options                                        Price Appreciation
                           Underlying       Granted to       Exercise or                       For Option Term (1)
                             Option         Employees         Base Price      Expiration       ---------------------
       Name                  Granted      In Fiscal Year        ($/Sh)          Date              5%           10%
       ----                ----------     --------------     -----------      ----------       --------     --------
Howard E. Goldberg                0               --                --               --              --           --
Mark Lemmo                    1,500            0.003%          $5.0625         03/11/09        $  4,776     $ 12,102
Charles R. Tilden                 0               --                --               --              --           --
William J. Merritt           75,000            0.135%          $5.0625         03/11/09        $238,784     $605,124
                             25,000            0.045%           $6.000         10/13/09        $ 94,334     $239,061
Richard J. Fagan             50,000            0.090%           $6.000         10/13/09        $188,669     $478,123
William A. Doyle                  0               --                --               --              --           --

----------

(1) Potential Realizable Value is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only and are not necessarily reflective of gains actually achievable. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                           Shares                           Number of Securities             Value of Unexercised
                         Acquired on     Value         Underlying Unexercised Options        In-the-Money Options
                          Exercise      Realized            At Fiscal Year-End (#)         At Fiscal Year End ($)(1)
                        -----------    ----------      ------------------------------     --------------------------
       Name                (#)             ($)         Exercisable      Unexercisable     Exercisable  Unexercisable
       ----             -----------    ----------      -----------      -------------     -----------  -------------
Howard E. Goldberg              0      $        0        257,500            12,500        $17,768,281    $  869,531
Mark Lemmo                 45,000      $2,707,669        158,500            12,500        $10,937,250    $  869,531
Charles R. Tilden               0      $        0        152,500            12,500        $10,591,406    $  869,531
William J. Merritt              0      $        0         81,666            78,334        $ 5,659,798    $5,456,140
Richard J. Fagan                0      $        0         33,332            66,668        $ 2,309,282    $4,609,467
William Doyle             215,000      $4,783,636        200,000                 0        $13,912,500    $        0

----------
(1) The values in this column are based on the closing sale price of the Common Stock ($75.00) on December 31, 1999, the last day of the Company's 1999 fiscal year. On March 29, 2000, the closing sale price of the Common Stock was $26.1875, and the values of unexercised in-the-money options held at December 31, 1999 using the closing sale price on March 29, 2000 are as follows:

                                            Value of Unexercised
                                            In the-Money Options
                                         At Fiscal Year End ($)(1)
                                      --------------------------------
      Name                            Exercisable        Unexercisable
      ----                            -----------        -------------
Howard E. Goldberg                     $5,199,063         $  259,375
Mark Lemmo                             $3,200,469         $  259,375
Charles R. Tilden                      $3,147,500         $  259,375
William J. Merritt                     $1,673,476         $1,632,461
Richard J. Fagan                       $  682,264         $1,355,236
William A. Doyle                       $4,150,000         $        0

                      Shareholder Return Performance Graph

     The following graphs compare for years 1995 through 1999 the yearly change in the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the CRSP Index for AMEX Stock Market - United States Companies (the "AMEX Index") and the industry group consisting of twenty-six AMEX listed, United States companies classified under the same first three digits as the Company's Standard Industry Classification, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business (the "Published Industry Group Index") and the cumulative total return of the CRSP Index for Nasdaq Market U.S. Companies and the Nasdaq industry group consisting of telecommunications companies.

     The Company has changed its graph showing cumulative total return from AMEX to a comparison with Nasdaq listed companies in conjunction with its recent move from the AMEX to listing on Nasdaq.

                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                                                NASDAQ                          AMEX
                                     ---------------------------     ---------------------------
  Date            Comnpany Index     Market Index     Peer Index     Market Index     Peer Index
  ----            --------------     ------------     ----------     ------------     ----------
12/30/1994           100.000             100.000        100.000         100.000         100.000
01/31/1995           144.068             100.527         99.830         102.689         128.363
02/28/1995           145.763             105.809        104.340         106.023         127.676
03/31/1995           162.712             108.953        104.383         107.505         143.510
04/28/1995           179.315             112.385        104.203         110.107         154.167
05/31/1995           174.334             115.289        105.608         113.214         156.384
06/30/1995           185.956             124.622        114.418         115.894         166.282
07/31/1995           182.636             133.774        124.419         121.937         161.831
08/31/1995           234.106             136.490        127.740         125.089         192.654
09/29/1995           219.163             139.634        128.937         127.631         189.635
10/31/1995           194.258             138.829        122.180         122.733         169.213
11/30/1995           225.804             142.086        129.374         126.348         182.826
12/29/1995           195.918             141.335        130.913         128.680         178.846
01/31/1996           244.068             142.042        134.110         128.797         194.384
02/29/1996           265.652             147.457        137.553         130.914         214.873
03/29/1996           232.446             147.952        137.670         132.123         200.542
04/30/1996           215.842             160.210        142.911         136.708         190.367
05/31/1996           252.370             167.557        146.358         141.245         201.731
06/28/1996           225.804             160.004        142.024         133.384         181.081
07/31/1996           182.636             145.764        123.763         123.001         150.575
08/30/1996           220.823             153.954        129.727         126.603         166.013
09/30/1996           205.881             165.725        133.684         130.069         162.335
10/31/1996           172.674             163.882        128.139         127.478         141.779
11/29/1996           192.598             174.044        130.226         132.734         139.808
12/31/1996           157.731             173.898        133.860         130.729         136.794
01/31/1997           179.315             186.240        137.104         133.783         139.940
02/28/1997           159.391             175.937        132.943         136.239         131.229
03/31/1997           142.788             164.466        124.110         129.568         129.838
04/30/1997           122.864             169.591        128.828         125.748         118.117
05/30/1997           175,995             188.793        144.655         138.387         133.925
06/30/1997           146.109             194.600        155.546         143.181         141.974
07/31/1997           149.429             215.102        165.118         149.259         151.733
08/29/1997           156.071             214.784        159.477         150.962         153.276
09/30/1997           142.788             227.516        180.141         163.144         157.072
10/31/1997           131.166             215.662        185.285         157.464         152.233
11/28/1997           114.563             216.799        186.903         157.325         131.992
12/31/1997            81.356             213.068        195.400         163.521         117.390
01/30/1998            79.696             219.812        208.414         160.655         125.577
02/27/1998           104.601             240.480        226.955         170.561         133.287
03/31/1998           152.750             249.367        248.713         180.635         152.304
04/30/1998           182.636             253.569        245.223         182.836         166.668
05/29/1998           146.109             239.480        240.302         174.999         154.373
06/30/1998           142.788             256.207        263.036         179.605         159.939
07/31/1998           142.788             253.220        273.522         177.032         145.238
08/31/1998            87.997             203.026        205.905         142.024         118.318
09/30/1998           111.242             231.195        232.315         152.749         111.750
10/30/1998           132.826             241.359        254.589         159.981         127.997
11/30/1998           126.185             265.895        270.876         165.719         121.627
12/31/1998           121.204             300.440        323.514         175.437         115.125
01/29/1999           157.731             344.027        373.736         183.256         106.013
02/26/1999           129.506             313.222        369.978         179.232         115.285
03/31/1999           114.563             336.872        406.857         179.251         100.538
04/30/1999           121.204             347.549        432.883         194.936          98.614
05/28/1999           122.864             338.151        434.313         197.881         114.099
06/30/1999           119.544             368.620        431.499         202.445         123.864
07/30/1999           139.468             362.005        420.640         199.072         108.603
08/31/1999           161.052             377.257        397.102         193.406          90.749
09/30/1999           146.109             377.473        393.827         196.398          83.237
10/29/1999           147.769             407.442        466.810         196.828          71.560
11/30/1999           268.973             456.758        496.898         209.949          99.818
12/31/1999          1992.393             556.913        573.517         224.583         113.596

The index level for all series was set to 100.0 on 12/30/1994.

     The above graph assumes that the value of the investment in InterDigital Communications Corporation, the AMEX Index companies, the Published Industry Group Index companies and the Nasdaq Telecomm Index companies was $100 at the market close on December 31, 1994 (the last trading day in 1994), and that all dividends paid by companies included in the AMEX Index and the Published Industry Group Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

                        Security Ownership of Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of April 4, 2000, by each of the Company's directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.

                                                              Percent of Common
                                         Amount and           Stock Outstanding
                                          Nature of              (if greater
Name of Beneficial Owner                Ownership (1)            than 1%) (2)
------------------------                -------------         -----------------
D. Ridgely Bolgiano..................     360,660                     --
Harry G. Campagna....................     753,058 (3)                1.4%
Joseph S. Colson, Jr.................      48,448                     --
Steven T. Clontz.....................      49,448                     --
William A. Doyle.....................     168,901                     --
Richard Fagan .......................      49,259                     --
Mark Gercenstein.....................           0                     --
Howard E. Goldberg...................     283,144 (3)                 --
Mark Lemmo...........................     178,039                     --
Robert S. Roath......................     102,616                     --
Charles R. Tilden....................     138,201                     --
William J. Merritt...................     172,278                     --
All directors and officers
   as a group (13 persons)...........   2,460,769 (3)                4.4%

----------
(1) Includes the following number of shares of Common Stock which may be acquired by the persons and group identified in the table (or members of the immediate family or other persons or entities affiliated with such persons or members of such group), through the exercise of options or warrants which were exercisable as of April 4, 2000 or will become exercisable within 60 days of such date: Mr. Bolgiano, 251,050; Mr. Campagna, 683,050; Mr. Colson, 34,448; Mr. Clontz, 34,448; Mr. Doyle, 165,000; Mr. Fagan 33,332; Mr. Goldberg, 257,500; Mr. Lemmo, 158,500; Mr.
     Roath, 86,616; Mr. Tilden, 119,500; Mr. Merritt, 71,666; all directors and executive officers as a group, 2,037,610.

(2) Based upon 53,235,157 shares of Common Stock issued and outstanding at April 4, 2000.

(3) Investment and voting power with respect to certain of such securities may be shared with members of the immediate family or other persons or entities affiliated with the listed person or members of the listed group.

                        Compensation Committee Interlocks
                            and Insider Participation

     During 1999 the following directors served on the Compensation and Stock Option Committee of the Board: Mr. Campagna and Mr. Roath. None of the aforementioned Committee members was an officer or employee of the Company or any of its subsidiaries during 1999, or was formerly an officer of the Company or any of its subsidiaries.

                 APPROVAL OF 2000 STOCK AWARD AND INCENTIVE PLAN
                                  (Proposal 2)

General

     The Board of Directors has determined that it is in the best interests of the Company to adopt the 2000 Stock Award and Incentive Plan (the "2000 Plan"), with the approval of shareholders, to enhance the ability of the Company to link pay to performance. The Board of Directors and the Compensation and Stock Option Committee (the "Committee") believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to the Company's future success. In particular, the Company intends to use stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's shareholders. In addition, performance-based awards can provide incentives for achieving specific performance objectives on a tax-efficient basis. The Board and the Committee therefore view the 2000 Plan as a key part of the Company's compensation program.

     The 2000 Plan would replace a number of Company plans, including the Non-Qualified Stock Option Plan, 1992 Non-Qualified Stock Option Plan, 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan, and 1997 Stock Option Plan for Non-Employee Directors but excluding the 1999 Restricted Stock Plan and the Company's bonus plan (the "Preexisting Plans"). The 2000 Plan would allow the Company to continue to grant options, as under the Preexisting Plans, but would also authorize a broad range of other awards, including restricted and deferred stock, performance awards, stock appreciation rights ("SARs"), other types of awards based on the Company's Common Stock (collectively, "Awards"), and cash-based performance awards. If the 2000 Plan is approved by shareholders at the Annual Meeting, no further awards will be granted under any of the Preexisting Plans.

Reasons for Shareholder Approval

     The Board and Committee seek shareholder approval of the 2000 Plan in order to satisfy certain legal requirements and to provide tax advantages to the Company and participants. Approval of the 2000 Plan will meet a requirement of the Nasdaq. In addition, the Board and the Committee seek to preserve the Company's ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, the Company is seeking shareholder approval of the material terms of performance awards to named executives under the 2000 Plan, in order to meet a key requirement for such Awards to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the company's proxy statement).

"Performance-based" compensation is not counted against the $1 million deductibility cap. If the 2000 Plan is approved by shareholders, performance awards intended by the Committee to qualify under Section 162(m) as "performance-based" will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all shareholders.

     Therefore, for purposes of Code Section 162(m), approval of the 2000 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards are based, described below under the caption "Performance-Based Awards." Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, shareholder approval of such business criteria will meet the requirements under Section 162(m) until 2005. Shareholder approval of the performance goals inherent in stock options and SARs (increases in the market price of shares) is not subject to a time limit under Section 162(m). Shareholder approval will also allow the Committee to designate options as "incentive stock options," if it chooses, to provide tax advantages to participants. These advantages are explained below.

Description of the 2000 Plan

     The following is a brief description of the material features of the 2000 Plan.

     Shares Available and Award Limitations. Under the 2000 Plan, the number of shares of Common Stock reserved and available for Awards will be 2.2 million plus the number of shares that remain available for issuance under the Preexisting Plans (these "carry-over" shares must be used within the time they could have been used under the Preexisting Plan). As discussed below, the number of shares reserved are subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events. If the 2000 Plan is approved by shareholders, the total number of shares reserved for outstanding awards and available for future awards under all compensatory plans of the Company will be approximately 13,923,258 or 26% of the shares outstanding on April 4, 2000.

     The 2000 Plan limits the number of shares which may be issued as Awards other than options and SARs (for example, as restricted stock) to a maximum of 40% of the number of shares reserved under the Plan.

     Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2000 Plan. These same share counting rules will apply to outstanding awards under the Preexisting Plans, for purposes of determining which shares will become available under the 2000 Plan. Under the 2000 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2000 Plan may be either newly issued or treasury shares. On April 13, 2000, the last reported sale price of the Company's Common Stock on the composite tape for American Stock Exchange-listed securities was $17 per share.

     In addition, the 2000 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2000 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 300,000 shares plus the amount of the participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of cash-denominated Awards, the 2000 Plan limits performance awards that may be earned by a participant in any year to the participant's defined Annual Limit, which for this purpose equals $1.5 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year.

     Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to Awards intended to qualify as "performance-based" generally must conform to requirements under
Section 162(m).

     Eligibility. Employees of the Company and its subsidiaries, including executive officers, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. Approximately 210 persons would currently be eligible for Awards under the 2000 Plan.

     Administration. The 2000 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board must perform the functions of the Committee for purposes of granting Awards to non-employee directors. (References to the "Committee" in this description of the Plan mean the committee or the full Board exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe standardized terms of Awards and forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the 2000 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 2000 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant, except the exercise price of a non-qualified option may be set at less than such fair market value if the Committee determines such price to be appropriate in light of extraordinary circumstances, and in other cases if the participant gives up a right to compensation equal to any discount in the exercise price. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term longer than ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2000 Plan may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

     Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment in certain circumstances. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock. Restricted stock units represent a type of deferred stock.

     Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2000 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares or factors that may influence the value of shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     Performance Awards. The Committee may grant Performance Awards, which may be cash-denominated Awards or share-based Awards. Generally, performance-based Awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2000 Plan, or as a condition to accelerating the timing of such events. Performance may be measured over a period of up to one year or a longer period specified by the Committee.

     The 2000 Plan authorizes the Committee to grant performance-based Awards that qualify under Code Section 162(m) and therefore are fully tax deductible by the Company. The business criteria to be used by the Committee in establishing performance goals applicable to these performance Awards to named executives will be selected from among the following: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created; (8) operating margin or profit margin; (9) stock price or total shareholder return; (10) average cash balance or cash position; and (11) strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2000 Plan. The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine. Thus, for example, the Committee could qualify annual bonuses as "performance-based" awards under Code Section 162(m).

     Other Terms of Awards. Awards may be settled in cash, shares, or other Awards or property, in the discretion of the Committee. The Committee may grant dividend equivalents, entitling the participant to receive amounts in cash, shares, or other Awards or property equal to dividends paid on shares, with such rights either attached to other Awards or free-standing. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2000 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers to beneficiaries during the participant's lifetime, such as for estate planning purposes.

     Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2000 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

     The Committee is authorized to impose forfeiture of Awards if, among other things, it finds the participant engaged in disloyalty to the Company, has violated a non-compete or confidentiality agreement with the Company. These conditions would apply following termination of employment.

     Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise an Award and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2000 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance award documents. A Change in Control means generally (i) any person or group acquires voting securities and as a result is a beneficial owner of 50% or more of the voting power of the Company's voting securities (excluding certain existing shareholders), (ii) a change in the Board's membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them (the "Continuing Directors"), cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers, consolidations or share exchanges substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, or (v) any other event which the Board determines shall constitute a Change in Control for purposes of the 2000 Plan.

     Amendment and Termination of the 2000 Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee's authority to grant awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or rule of a stock exchange or automated quotation system on which the shares are then trading. The Board may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2000 Plan or broaden eligibility. Unless earlier terminated, the 2000 Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

     Because future Awards under the 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term, and stock-based compensation under other plans is presented in the "Summary Compensation Table" above, and in footnotes to the Corporation's financial statements for the year ended December 31, 1999, in the Annual Report which precedes or accompanies this proxy statement.

Federal Income Tax Implications of the 2000 Plan

     The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2000 Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the "spread," meaning the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (whether or not an ISO) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, the tax "basis" is the exercise price plus any amount previously recognized as ordinary income, if any, in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

     With respect to other Awards granted under the 2000 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

     As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2000 Plan, options or SARs granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2000 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2000 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

     The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2000 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

Vote Required for Approval

     Approval of the 2000 Plan will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the Annual Meeting.

     The Board of Directors considers the 2000 Plan to be in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR approval.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (Proposal 3)

     The Board of Directors of the Company has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending

December 31, 2000. Arthur Andersen LLP has served as accountants for the Company since 1982. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions.

     To be ratified, the appointment must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the meeting.

     Although the submission of the appointment of Arthur Andersen LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent accountants for 2000, but the selection of other independent accountants will be considered in future years.

The Board recommends a vote FOR Proposal 3 to ratify the appointment of Arthur Andersen LLP.

                              SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to meeting the stockholder eligibility requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than December 28, 2000 by the Secretary of the Company at the Company's principal executive offices, 781 Third Avenue, King of Prussia, PA 19406-1409. The execution of a proxy solicited by the Company in connection with its 2001 Annual Meeting of Stockholders shall confer on the designated proxyholders discretionary voting authority to vote on any matter for which the Company has not received notice on or prior to March 19, 2001.

                                  OTHER MATTERS

As of the date of this Proxy Statement, we do not know of any items, other than those identified in the Notice of Annual Meeting of Shareholders, which may properly come before the Meeting. However, if other matters should properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment in such matters.

     THE COMPANY HAS PROVIDED TO EACH PERSON SOLICITED, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. REQUESTS FOR EXHIBITS, FOR WHICH THE COMPANY WILL IMPOSE A CHARGE, SHOULD BE DIRECTED IN WRITING TO WILLIAM J. MERRITT, SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409.


                                            By Order of the Board of Directors


                                            William J. Merritt, Secretary

King of Prussia, Pennsylvania
April 27, 2000

                                                                       EXHIBIT A

================================================================================








                     INTERDIGITAL COMMUNICATIONS CORPORATION


                       2000 Stock Award and Incentive Plan

                     INTERDIGITAL COMMUNICATIONS CORPORATION

--------------------------------------------------------------------------------

                       2000 Stock Award and Incentive Plan

--------------------------------------------------------------------------------


                                                                           Page
                                                                           ----

1.   Purpose............................................................      1

2.   Definitions........................................................      1

3.   Administration.....................................................      3

4.   Stock Subject to Plan..............................................      4

5.   Eligibility; Per-Person Award Limitations .........................      4

6.   Specific Terms of Awards...........................................      5

7.   Performance Awards................................................       8

8.   Certain Provisions Applicable to Awards............................      9

9.   Change in Control..................................................     10

10.  Additional Award Forfeiture Provisions.............................     12

11.  General Provisions.................................................     13

                     INTERDIGITAL COMMUNICATIONS CORPORATION


                       2000 Stock Award and Incentive Plan


     1. Purpose. The purpose of this 2000 Stock Award and Incentive Plan (the "Plan") is to aid InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

     2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

          (b) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead shall be the person(s) (if any are then surviving), trust(s) or entity(ies) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death.

          (c) "Board" means the Company's Board of Directors.

          (d) "Change in Control" and related terms have the meanings specified in Section 9.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. Initially, the Compensation and Stock Option Committee of the Board of Directors will be designated as the "Committee" under the Plan.

          (g) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 11(j).

          (h) "Deferred Stock" means a right, granted to a Participant under
     Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

          (i) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

          (j) "Effective Date" means the effective date specified in Section 11(r).

          (k) "Eligible Person" has the meaning specified in Section 5.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sale price reported on the composite tape of the principal stock exchange on which the Stock is listed on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

          (n) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

          (o) "Non-qualified Stock Option" means any Option designated as a non-qualified stock option and not an Incentive Stock Option within the meaning of Code Section 422.

          (p) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

          (q) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

          (r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (s) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

          (t) "Preexisting Plans" mean the Company's Non-Qualified Stock Option Plan, 1992 Non-Qualified Stock Option Plan, 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan, 1997 Stock Option Plan for Non-Employee Directors, and any other Company stock option plan under which options are outstanding at the Effective Date.

          (u) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (v) "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

          (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (x) "Stock" means the Company's Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

          (y) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3. Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, rules and regulations for the administration of the Plan and amendments thereto, and standardized terms and conditions of awards and amendments thereto (which, if so specified by the Committee, shall be deemed to be incorporated into and a part of this Plan); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to
Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify.

     (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 2.2 million plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for issuance under the Preexisting Plans plus and (iii) the number of shares subject to awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date; provided, however, that shares carried forward from a Preexisting Plan pursuant to clause
(ii) shall be available for initial grant only before the time such Preexisting Plan would have expired in accordance with its terms; and provided further, that the total number of shares which may be issued and delivered in connection with Awards other than Options and SARs shall not exceed 40% of the total number of shares reserved under the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed again to be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. The order in which Shares will be deemed to be made subject to Awards under the Plan shall first be Shares resulting from Preexisting Plans (in the order of the expiration date of such Preexisting Plans) and then the Shares reserved under clause (i) of Section 4(a).

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. A joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment may be deemed an affiliate, if so determined by the Committee, but such determination shall be solely for purposes of this Plan. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under
Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 300,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying

Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $1.5 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6. Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee may require payment of consideration for an Award, except as otherwise limited by the Plan.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Non-qualified Stock Options) shall be determined by the Committee, but such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a), unless the Committee finds there to exist extraordinary circumstances such that the grant of a Non-Qualified Stock Option with an exercise price less than such Fair Market Value is appropriate.

          (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

          (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(d) hereof) over
     (B) the grant price of the SAR as determined by the Committee.


          (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not a SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

     (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards

     (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

     (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

          (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards:
     (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created; (8) operating margin or profit margin; (9) stock price or total shareholder return; (10) average cash balance or cash position; and (11) strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, licensing, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5.

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

     (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to
Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in
Section 6(b)(ii).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall use its best efforts to implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) to enable a Participant who is subject to Section 16 of the Exchange Act to avoid incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

9. Change in Control.

     (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

          (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in
     Section 11(a);

          (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

          (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

     (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

     (c) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

          (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "50% Beneficial Owner." For purposes of this provision, a "50% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding voting securities;

          (ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i),
     (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute at least a majority thereof;

          (iii) The shareholders of the Company have approved a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by the persons who were shareholders of the Company immediately prior to the transaction in substantially the same proportion as their ownership of the voting power immediately prior to the transaction; provided that, for purposes of this Section 9(c)(iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold (or to substantially preserve such relative ownership of the voting securities) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if consummation of the corporate transaction referred to in this Section 9(c)(iii) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

          (iv) The shareholders of the Company accept shares in a share exchange in which the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange;

          (v) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 9(c)(v) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

          (vi) any other event which the Board of Directors of the Company determines shall constitute a Change in Control for purposes of this Plan.

     (d) Definition of "Change in Control Price." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. Additional Award Forfeiture Provisions.

     (a) Events Triggering Forfeiture. Notwithstanding any other provision of this Plan, the forfeitures specified in Section 10(a) will be triggered if the Participant's employment or engagement is terminated by the Company and the Board makes a determination that the Participant (i) has engaged in any type of disloyalty to the Company, including without limitation, insubordination, fraud, embezzlement, theft or dishonesty in the course of his employment or engagement, or (ii) has been convicted of a felony, or (iii) has disclosed any confidential or proprietary information without the consent of the Company or (iv) has breached the terms of any written confidentiality agreement or any non-competition agreement with the Company in any material respect, all unexercised options and awards not yet settled held by such the Participant shall terminate upon the earlier of the date of termination of employment or engagement for "cause" of the date of such a finding at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment.

     (b) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the

Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

          (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

          (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

          (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

     (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing," as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

     (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

     (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if the authority of the Board or the Continuing Directors under Section 9(c) would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

     (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

     (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

     (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

     (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

     (p) Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Company as required under Section 11(r), no further awards shall be granted under the Preexisting Plans. Outstanding awards under such Preexisting Plans shall remain subject to the terms thereof.

     (q) References to Legal and Regulatory Provisions. References in this Plan to any provision of law, including the Code and the Exchange Act, or rule or regulation (including accounting principles and interpretations) shall include subsequently adopted amendments and any successor provisions, rules or regulations.

     (r) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of shareholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.